UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

SIENNA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into Material Definitive Agreement.

SVB Loan and Security Agreement

On June 29, 2018 (the “Effective Date”), Sienna Biopharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). Under the Loan Agreement, SVB will provide the Company with access to term loans in an aggregate principal amount of up to $40.0 million. The first credit extension, of a principal amount of $30.0 million, was funded on the Effective Date, and is repayable in monthly installments until July 1, 2023, including an initial interest-only period from the Effective Date and continuing through July 31, 2020.

Interest on the term loans accrue at a per annum rate of the greater of (i) the Wall Street Journal prime rate plus 2.50% and (ii) 7.25%. If the Company fails to receive positive Phase 2b data for SNA-120 by March 31, 2019, the Company must immediately cash secure at least the lesser of the outstanding principal balance of the term loans or $15.0 million, until such time that the Company raises at least $50.0 million in equity financing and has received positive Phase 1 data for SNA-125 in atopic dermatitis on or prior to April 30, 2019. An additional term loan, of a principal amount of up to $10.0 million, can be drawn down at the Company’s option during the period of time commencing on the date the Company has received positive pivotal data for SNA-001 and positive Phase 2b data for SNA-120 and ending on the earlier of June 30, 2019 or the occurrence of an event of default that continues; provided, however, that such period of time shall not commence if, on the date of the occurrence of either Company’s receipt of positive pivotal data for SNA-001 or receipt of positive Phase 2b data for SNA-120, an event of default has occurred and is continuing. Interest and principal for the additional tranche is repayable upon the same schedule as the repayment for the initial credit extension, including the same interest-only period.

The Company may prepay the outstanding principal balance of the term loans advanced by SVB in whole but not in part, subject to a prepayment fee of 3.0% of any amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of such term loan, 2.0% of the amount prepaid if the prepayment occurs after the first anniversary of the funding date of the term loan through and including the second anniversary of the funding date of the term loan, and 1.0% of any amount prepaid after the second anniversary of the funding date of the term loan and prior to the maturity date. The Company will also pay a final payment fee equal to 5.50% of the total term loans advanced, due upon the earliest of maturity, acceleration, prepayment or termination of the Loan Agreement.

Under the terms of the Loan Agreement, the Company granted first priority liens and security interests in substantially all of the Company’s assets (excluding all of its intellectual property, which is subject to a negative pledge) as collateral for the obligations thereunder. The Loan Agreement also contains representations and warranties by the Company and SVB and indemnification provisions in favor of SVB and customary covenants (including limitations on other indebtedness, liens, acquisitions, investments and dividends, but no financial covenants), and events of default (including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of SVB’s security interest in the collateral, and events relating to bankruptcy or insolvency).

The description of the material terms of the Loan Agreement is qualified in its entirety by reference to the complete text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of June 29, 2018 between Silicon Valley Bank and Sienna Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENNA BIOPHARMACEUTICALS, INC.

Date: July 2, 2018	By:	/s/ Timothy K. Andrews
Timothy K. Andrews General Counsel and Secretary

3